                               EXHIBIT 10(g)

Option No.: NQ99-__________________     Grantee: __________________________

Grant Date: _______________________     Expiration Date: __________________

Number of Shares: _________________     Exercise Price: ___________________


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                      HASTINGS MANUFACTURING COMPANY
                             ________________

                               NON-QUALIFIED
                          STOCK OPTION AGREEMENT

                                PURSUANT TO

                        STOCK OPTION AND RESTRICTED
                            STOCK PLAN OF 1997
                             ________________


          This Non-Qualified Stock Option Agreement (the "Agreement") is made as of the Grant Date set forth above by and between HASTINGS
MANUFACTURING COMPANY ("Hastings") and the grantee named above (the
"Grantee").

          The Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997 (the "Plan") is administered by the Compensation Committee of Hastings's Board of Directors (the "Committee"). The Committee has determined that the Grantee is eligible to participate in the Plan and to grant to the Grantee an option to purchase shares of Hastings' common stock, $2 par value ("Common Stock"), from Hastings. All of the rights of the Grantee are subject to the terms, conditions and provisions of the Plan, which are incorporated by reference into this Agreement.

          The Grantee acknowledges receipt of a copy of the Plan and the Plan Description and accepts this option subject to all of the terms, conditions and provisions of the Plan, and subject to the following further terms and conditions:

     1. GRANT. Hastings grants to the Grantee an option to purchase shares of Hastings' Common Stock, as set forth above. This option is a non-qualified option and is not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. PRICE. The price of the shares of Common Stock to be purchased upon exercise of this option shall be the Exercise Price per share set forth above (subject to adjustment as provided in the Plan).

     3. EXERCISE. The right to exercise this option begins on the Grant Date shown above and shall terminate on the Expiration Date shown above, unless earlier terminated under the Plan. The Grantee's right to exercise this option shall vest in the manner specified in EXHIBIT A. The Committee may, in its sole discretion, accelerate vesting of the option at any time before full vesting. The Grantee shall deliver to Hastings at the time of payment an executed notice of exercise in the form of EXHIBIT B, which shall be effective upon receipt by the Chief Financial Officer at Hastings' main office, accompanied by full payment (as set forth below) of the option price. Hastings will deliver to the Grantee a certificate or certificates for such shares; PROVIDED, HOWEVER, that the time of delivery may be postponed for such period as may be required for Hastings with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of any exchange or quotation service upon which shares of Common Stock may be listed or quoted for trading. If the Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, the Grantee's right to exercise the option with respect to such undelivered shares shall terminate.

     4. PAYMENT BY GRANTEE. The Exercise Price for each share purchased under this option shall be payable in cash (or by certified check, bank draft or money order) or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The Committee may permit payment of all or a portion of the Exercise Price in the form of a promissory note or in installments according to terms approved by the Committee. The Board of Directors of Hastings may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided. For purposes of payment to Hastings in whole or in part with shares of Common Stock (including shares of Common Stock to be received upon a simultaneous exercise), shares of Common Stock shall be valued as follows: (a) if shares of Common Stock are listed or quoted for trading on an exchange or quotation system, at the mean of the highest and lowest sales prices of shares of Common Stock reported on such exchange or system that is the primary stock exchange or system for trading of Common Stock on the date of exercise, or if such exchange or system is closed on that date, the last preceding date on which such exchange or system was open for trading and on which shares of Common Stock were traded; or (b) if shares of Common Stock are not listed or quoted for trading on an exchange or quotation system, at a price determined by the Board of Directors. Such payment shall be made by delivery, or satisfactory assurances of delivery, to Hastings of the certificate(s) representing all of the shares of Common Stock to be used as payment, duly endorsed for transfer or accompanied by stock powers duly endorsed, in forms sufficient to vest lawful title in Hastings. The Grantee shall represent and warrant to Hastings with respect to all Common Stock used as payment under the terms of this Agreement that the Grantee has good and marketable title to the shares to be used as payment and the absolute right to sell, assign, transfer and deliver the shares to Hastings pursuant to this Agreement, free and clear of all liens, pledges, encumbrances, options, rights of first refusal or other claims of any nature whatsoever, except transfer restrictions required under applicable federal and state securities laws. Payment with Common Stock may be used in combination with payment with cash.

     5. REGISTRATION AND LISTING. The stock options granted under this Agreement are conditional upon (a) the effective registration or exemption of the Plan, the options granted under the Plan and the stock to be received upon exercise of options under the Securities Act of 1933 and applicable state or foreign securities laws, and (b) the effective listing of the stock on any applicable stock exchange or quotation system.

     6. TAX WITHHOLDING. Hastings or one of its subsidiaries shall be entitled to (a) withhold and deduct from the Grantee's future wages (or from other amounts that may be due and owing to the Grantee from Hastings or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related taxes attributable to the option granted under this Agreement, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, the option; or (b) require the Grantee promptly to remit the amount of such withholding to Hastings or a subsidiary before taking any action with respect to the option. Unless the Committee provides otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to Hastings of previously owned Common Stock.

     7. ACCELERATION. This option shall be immediately exercisable in the event of any Change in Control of Hastings. "Change in Control" is defined in the Plan.

     8. TRANSFERABILITY. Unless the Committee consents otherwise, this option shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the term of the option except by will or the laws of descent or distribution.

     9. TERMINATION FOR "CAUSE." This option shall terminate at the times provided in the Plan. For purposes of this Agreement, "cause" for termination of employment shall have the meaning given to that term under any employment or other severance agreement between the Grantee and Hastings; in the absence of any such agreement or any definition of such term, "cause" for the purposes of this Agreement shall mean the Grantee's neglect, continued failure or inability to perform, or poor performance of, duties, consistent failure to attain assigned objectives, misappropriation of corporate property, intentional damage to Hastings property, activities in aid of a competitor, insubordination, dishonesty, conviction of a crime involving moral turpitude or performance of any act (including any dishonest or fraudulent act) detrimental to the interests of Hastings.

     10. CORPORATE CHANGES. In the event of any stock dividend, stock split or other increase or reduction in the number of shares of Common Stock outstanding, the number and class of shares covered by this option, and the Exercise Price, are subject to adjustment as provided in the Plan.

     11. ADMINISTRATION. The Committee has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

     12. SHAREHOLDER RIGHTS. The Grantee shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate to the Grantee for such shares.

     13. EMPLOYMENT BY HASTINGS. The grant of this option shall not impose upon Hastings or any subsidiary any obligation to retain the Grantee in its employ for any given period or upon any specific terms of employment. Hastings or any subsidiary may at any time dismiss the Grantee from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in any written agreement with the Grantee.

      14. ILLEGALITY. The Grantee will not exercise this option, and Hastings will not be obligated to issue any shares to the Grantee under this option, if the exercise thereof or the issuance of such shares shall constitute a violation by the Grantee or Hastings of any provisions of any law, order or regulation of any governmental authority.

     15. CERTIFICATIONS. The Grantee acknowledges that he or she has been furnished and has read the Plan Description relating to the Plan. The Grantee hereby represents and warrants that the Grantee is acquiring the option granted under this Agreement for the Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. The Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as Hastings may reasonably specify to ensure compliance with federal and state securities laws.

     16. AGREEMENT CONTROLS. The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement shall control.

     17. EFFECTIVE DATE. This option shall be effective as of the date set forth at the top of this Agreement.

     This option has been issued by the Board of Directors upon recommendation of the Compensation Committee of Hastings.


                              HASTINGS MANUFACTURING COMPANY



                              By:__________________________________________

                              Its:_________________________________________

                                                                 "Hastings"


                              X____________________________________________

                                                                  "Grantee"

                              EXHIBIT A

                           VESTING SCHEDULE

             DATE OF VESTING              NUMBER OF SHARES
            ________________              _______________

            ________________              _______________

            ________________              _______________

            ________________              _______________

            ________________              _______________

                                 EXHIBIT B

                      HASTINGS MANUFACTURING COMPANY
              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997

                            NOTICE OF EXERCISE

Date ________________

Hastings Manufacturing Company
325 North Hanover Street
Hastings, Michigan 49058

     Re: Option No. ________________

Gentlemen:

          I hereby exercise Option No. _____________ granted to me on _______________, to the extent of ____________________ shares of the Common
Stock, $2 par value, of Hastings Manufacturing Company.

          Pursuant to the terms and conditions of such option, I am enclosing herewith payment in the amount of ______________________________ Dollars ($___________) or hereby enclose shares having an aggregate market value of _____________________________ Dollars ($__________). I authorize
Hastings or my subsidiary employer to withhold from any regular cash compensation payable to me any taxes required to be withheld under federal, state or local law as a result of this exercise. If required by Hastings, I agree to remit to Hastings, in cash, any such taxes prior to Hastings's delivery of any shares of Common Stock purchased through this exercise.

                                   Very truly yours,


                                   ________________________________________


Register shares in the name of:    ________________________________________

Address:                           ________________________________________

                                   ________________________________________

Social Security Number:            ________________________________________